UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2019
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE		001-36505		46-5001985
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX			79701
(Address of principal executive offices)				(Zip code)
		(432)	221-7400
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On October 8, 2019, Viper Energy Partners LLC (the “Operating Company”), as borrower, and Viper Energy Partners LP (the “Partnership”), as parent guarantor, entered into a third amendment (the “Third Amendment”) to the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of July 20, 2018, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified prior to the date of the Third Amendment, the “Credit Agreement”).

The Third Amendment (i) increases the maximum amount of unsecured senior or senior subordinated notes that may be issued by the Operating Company or the Partnership from $400 million to $1 billion, subject to certain conditions set forth therein and (ii) permits the issuance of up to $500 million in senior unsecured notes prior to the November 2019 scheduled redetermination of the borrowing base without a reduction to the borrowing base that would have otherwise occurred pursuant to the Credit Agreement.

The preceding summary of the Third Amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Third Amendment is incorporated herein by reference, as applicable.

Item 8.01. Other Events.

Pricing of Senior Notes

On October 10, 2019, the Partnership issued a press release announcing that it priced an upsized offering of $500 million aggregate principal amount of its 5.375% Senior Notes due 2027 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Notes will be issued at par. The Partnership intends to loan the proceeds from the Notes Offering to the Operating Company. The Operating Company will use the proceeds from the Notes Offering to repay outstanding borrowings under its revolving credit facility. The Notes Offering is expected to close on October 16, 2019. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Partnership is under no obligation, and has no intention, to register the Notes under the Securities Act or any state securities laws in the future. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01.    Financial Statements and Exhibits.

Exhibits

Number	Exhibit
10.1
Third Amendment to Amended and Restated Senior Secured Revolving Credit Agreement, dated as of October 8, 2019, by and among Viper Energy Partners LLC, as borrower, Viper Energy Partners LP, as parent guarantor, each of the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated October 10, 2019 entitled “Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., Prices Upsized $500 Million Offering of 5.375% Senior Notes.”
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	October 10, 2019

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary